UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14 (a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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☐	Soliciting Material Pursuant to §240.14a-12

CONRAD INDUSTRIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CONRAD INDUSTRIES, INC.

P.O. Box 790

1100 Brashear Avenue

Suite 200

Morgan City, Louisiana 70381-0790

May 10, 2004

TO OUR STOCKHOLDERS:

You are cordially invited to attend our 2004 Annual Meeting of Stockholders to be held on Thursday, June 10, 2004 at 9:00 a.m., local time, at our corporate offices, 1100 Brashear Avenue, Suite 200, Morgan City, Louisiana. A Notice of the Annual Meeting, proxy statement and proxy card are enclosed with this letter.

We encourage you to read the Notice of the Annual Meeting, proxy statement and proxy card so that you may be informed about the business to come before the meeting. Your participation in our business is important, regardless of the number of shares that you hold. To ensure your representation at the meeting, please promptly sign and return the accompanying proxy card in the enclosed postage-paid envelope.

We look forward to seeing you on June 10, 2004.

Sincerely,

/s/ John P. Conrad, Jr.

John P. Conrad, Jr. President and Chief Executive Officer

CONRAD INDUSTRIES, INC.

P.O. Box 790

1100 Brashear Avenue

Suite 200

Morgan City, Louisiana 70381-0790

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 10, 2004

To our Stockholders:

When and Where. Our 2004 Annual Meeting of Stockholders will be held on Thursday, June 10, 2004 at 9:00 a.m., local time, at our corporate offices, 1100 Brashear Avenue, Suite 200, Morgan City, Louisiana.

Record Date. Only stockholders of record at the close of business on May 3, 2004 will be entitled to notice of and to vote at the Annual Meeting.

Purpose of the Meeting. The Annual Meeting has been called for the following purposes:

•	To elect two Class III directors of Conrad Industries, each to serve for three-year terms until our 2007 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified; and

•	To consider and act upon such other business as may properly come before the meeting or any adjournments thereof.

You will find more information on the nominees for director in the proxy statement. You will find further instructions on how to vote beginning on page 2 of the proxy statement.

Your Vote Counts! It is important that your shares be represented at the Annual Meeting regardless of whether you plan to attend. This will ensure the presence of a quorum at the meeting. Please complete, sign and date the enclosed proxy card and return it in the envelope provided as promptly as possible, even if you intend to be present at the meeting. You may revoke your proxy at any time before it is voted.

By Order of our Board of Directors,

/s/ Lewis J. Derbes, Jr.

Lewis J. Derbes, Jr. Secretary

Morgan City, Louisiana

May 10, 2004

CONRAD INDUSTRIES, INC.

P.O. Box 790

1100 Brashear Avenue

Suite 200

Morgan City, Louisiana 70381-0790

PROXY STATEMENT

FOR

ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 10, 2004

Our principal executive offices are located at 1100 Brashear Avenue, Suite 200, Morgan City, Louisiana 70380. This proxy statement, and the accompanying Notice of 2004 Annual Meeting of Stockholders and proxy card, are first being mailed to our stockholders on or about May 10, 2004.

VOTING INFORMATION

GENERAL INSTRUCTIONS ON HOW TO VOTE YOUR PROXY

Below are instructions on how to vote, as well as information on your rights as a stockholder as they relate to voting. Some of the instructions will differ depending on how your stock is held. It is important to follow the instructions that apply to your situation.

If your shares are held in “street name,” you should vote your shares in the method directed by your broker or other nominee.

If you plan to attend the meeting and vote in person, your instructions will depend on how your shares are held:

•	Shares registered in your name—Check the appropriate box on the enclosed proxy card and bring evidence of your stock ownership with you to the meeting. The proxy card and the evidence of your ownership will serve as your authorization to vote in person.

•	Shares registered in the name of your broker or other nominee—Ask your broker to provide you with a broker’s proxy card in your name (which will allow you to vote your shares in person at the meeting) and bring evidence of your stock ownership from your broker.

Remember that attendance at the meeting will be limited to stockholders as of the record date (or their authorized representatives) with evidence of their share ownership and our guests.

How to Revoke Your Proxy. If your shares are registered in your name, you may revoke your proxy at any time before it is exercised by:

•	filing with our Secretary a written notice revoking it;

•	executing and returning another proxy bearing a later date; or

•	attending the Annual Meeting and so notifying the Secretary of the meeting in writing prior to the voting of the proxy.

If your shares are held in street name, you must contact your broker to revoke your proxy. Written notices to us must be addressed to Lewis J. Derbes, Jr., Secretary, Conrad Industries, Inc., P.O. Box 790, 1100 Brashear Avenue, Suite 200, Morgan City, Louisiana 70381-0790. No revocation by written notice will be effective unless such notice has been received by our Secretary prior to the day of the Annual Meeting or by the Secretary of the meeting at the Annual Meeting.

VOTING RULES

Stockholders Entitled to Vote —The Record Date. The close of business on May 3, 2004 has been fixed as the record date for the determination of stockholders entitled to vote at the Annual Meeting and any postponement(s) or adjournment(s) thereof. As of the record date, we had issued and outstanding 7,235,954 shares of common stock. There are no other classes of our voting securities outstanding.

Quorum Required. A quorum must exist for us to hold the Annual Meeting. For a quorum to exist, we will need the presence, either in person or by proxy, of holders of a majority of our outstanding shares of common stock as of the record date. Abstentions and broker non-votes are counted for purposes of determining whether a quorum is present. Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because (1) the broker has not received voting instructions from the beneficial owner and (2) the broker lacks discretionary voting power to vote such shares.

Number of Votes. You are entitled to one vote per share of our common stock that you own as of the record date on each matter that is called to a vote at the Annual Meeting.

Voting to Elect Directors. When voting to elect directors, you have three options:

•	Vote for both of the nominees;

•	Vote for only one of the nominees; or

•	Withhold authority to vote for both of the nominees.

If a quorum is present at the Annual Meeting, the two nominees receiving the greatest number of votes will be elected to serve as directors. Because of this rule, any shares that are not voted or any votes that are withheld will not influence the outcome of the election of directors. Cumulative voting for the election of directors is not permitted.

Voting on Other Matters. When voting on all other matters, you will also have three options, but these options are different from those pertaining to the election of directors:

•	Vote “FOR” a given proposal;

•	Vote “AGAINST” a given proposal; or

•	ABSTAIN from voting on a given proposal.

Each matter, other than the election of directors, shall be approved if the votes cast in favor of the matter exceed the votes cast against the matter. An abstention with respect to a particular proposal will be treated as a vote not cast with respect to such proposal. Broker non-votes will not affect the voting results on a proposal because shares held by brokers who withhold authority to vote will be considered absent in the voting tallies on these proposals.

A duly executed proxy confers discretionary authority to the persons named in the proxy authorizing those persons to vote, in their discretion, on any other matters properly presented at the Annual Meeting. Our Board of Directors is not currently aware of any such other matters to be presented at the Annual Meeting.

Voting of Proxies with Unmarked Votes. All proxies that are properly completed, signed and returned prior to the Annual Meeting will be voted. If you return your proxy with no votes marked, your shares will be voted “FOR” the election of each of the two nominees for director.

It is possible for a proxy to indicate that some of the shares represented are not being voted as to certain proposals. This occurs, for example, when a broker is not permitted to vote on a proposal without instructions from the beneficial owner of the stock. In these cases, non-voted (broker non-votes) shares are considered absent for those proposals.

Who Counts the Votes. Votes will be counted by American Stock Transfer & Trust Company, our transfer agent and registrar.

Information about this Solicitation of Proxies. The solicitation of the proxy accompanying this proxy statement is being made by our Board of Directors in connection with our 2004 Annual Meeting of Stockholders. In addition to the solicitation of proxies by use of this proxy statement, our directors, officers and employees may solicit the return of proxies by mail, personal interview, telephone or telegraph. Our directors, officers and employees will not receive additional compensation for their solicitation efforts, but they will be reimbursed for any out-of-pocket expenses incurred. Brokerage houses and other custodians, nominees and fiduciaries will be requested, in connection with our common stock registered in their names, to forward solicitation materials to beneficial owners of such stock.

All costs of preparing, printing, assembling and mailing the Notice of the 2004 Annual Meeting of Stockholders, this proxy statement, the enclosed proxy card and any additional materials, as well as the cost of forwarding solicitation materials to the beneficial owners of our common stock and all other costs of solicitation, will be borne by us.

PROPOSAL: ELECTION OF DIRECTORS

Our Amended and Restated Certificate of Incorporation divides or “classifies” our Board of Directors into three classes (Classes I, II and III) with respect to the three-year terms for which the directors in each class individually hold office. Each class consists, as nearly as possible, of one-third of the entire Board. Each director is elected to hold office for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected. Our Board of Directors currently has eight members. The current term for Class III directors will expire at this year’s Annual Meeting. The terms of office of the current Class I and Class II directors will expire at the annual meetings of stockholders to be held in 2005 and 2006, respectively. Richard E. Roberson, Jr., currently a Class III director, has submitted his resignation from the Board, effective as of the Annual Meeting. The Board has determined not to fill the vacancy created by his resignation but rather to decrease the size of the Board to seven members effective as of his resignation. No shareholder has timely submitted a director nominee proposal in accordance with the procedures in the Company’s bylaws. Consequently, proxies can only be voted for two directors at the Annual Meeting.

Our Board of Directors has nominated and urges you to vote for the election of the two nominees identified below to serve as Class III directors for a three-year term and until their successors are duly elected and qualified. Each of the nominees listed below is a member of our present Board of Directors. Proxies solicited hereby will be voted for both nominees unless stockholders specify otherwise in their proxies.

If, at the time of or prior to the Annual Meeting, any of the nominees should be unable or decline to serve, the discretionary authority provided in the proxy may be used to vote for a substitute or substitutes designated by our Board of Directors. Our Board of Directors has no reason to believe at this time that any substitute nominee or nominees will be required.

The two nominees for re-election as Class III directors, and certain additional information with respect to each of them, are as follows:

Name	Age	Position with Conrad Industries	Year First Became a Director
J. Parker Conrad	88	Co-Chairman of the Board of Directors (Class III)	1998

John P. Conrad, Jr.	61	Co-Chairman of the Board of Directors, President and Chief Executive Officer (Class III)	1998

J. Parker Conrad founded our company and has served as Chairman of the Board from its inception in 1948 and as President from 1948 until 1994. Since March 1998, Mr. Conrad has served as Co-Chairman of the Board of Conrad Industries, Inc., our holding company formed at that time in connection with our initial public offering. Mr. Conrad is the father of John P. Conrad, Jr.

John P. Conrad, Jr. has been with our company since 1962, serving as Vice President since 1982, as Co-Chairman of the Board of Conrad Industries, Inc. since March 1998, and as President and Chief Executive Officer since April 2004. Mr. Conrad founded Johnny’s Propeller Shop, Inc., a marine-related service company, in 1963 and is Chairman of the Board and Chief Executive Officer of this company. Mr. Conrad is also the Chairman and Chief Executive Officer of Bay Star Communications, Inc., a Houston-based paging company which Mr. Conrad founded in 1986. In 2000, Mr. Conrad and members of his immediate family founded Summit Management Group, L.L.C., which currently owns, among other investments, all of the outstanding ownership interests in Johnny’s Propeller Shop and Bay Star Communications. Mr. Conrad is currently the Operating Manager of Summit Management Group.

The Board of Directors recommends that stockholders vote “FOR” the election of Messrs. Conrad and Conrad, Jr. as directors to hold office until the 2007 Annual Meeting of Stockholders and until their successors are elected and qualified. Proxies executed and returned will be so voted unless contrary instructions are indicated thereon.

COMPANY INFORMATION

INFORMATION ABOUT THE CONTINUING DIRECTORS

Information regarding the business experience of J. Parker Conrad and John P. Conrad, Jr., who have been nominated for re-election to our Board, is set forth above under the heading “Proposal: Election of Directors.”

Name	Age	Position	Year First Became a Director
Michael J. Harris	54	Director (Class II)	1998

Cecil A. Hernandez	47	Director (Class I)	1998

Louis J. Michot, Jr.	81	Director (Class I)	1998

Richard J. Shopf	70	Director (Class I)	2004

Ogden U. Thomas, Jr.	58	Director (Class II)	2004

Michael J. Harris has been a director of Conrad Industries since the consummation of the initial public offering in June 1998. Mr. Harris is a Managing Director of Morgan Keegan & Company, Inc., where he has been employed since 1986. Morgan Keegan & Company, Inc., a subsidiary of Regions Financial Corporation, provides securities brokerage, investment banking and other financial services. Mr. Harris has headed the Energy Investment Banking Group of Morgan Keegan since 1994 and prior to 1994 was the senior energy securities analyst. Morgan Keegan was the lead managing underwriter of our initial public offering.

Cecil A. Hernandez has been a director of Conrad Industries since March 1998. Mr. Hernandez joined Conrad Industries in January 1998 and served as Vice President-Finance and Administration and Chief Financial Officer of Conrad Industries from 1998 until 2002. Mr. Hernandez is currently the President of Summit Management Group, L.L.C., a company formed by John P. Conrad, Jr. and his immediate family. Mr. Hernandez founded Hernandez & Blackwell CPAs in 1983 and served as its Managing Partner until December 1997. Hernandez & Blackwell CPAs merged with Darnall Sikes & Frederick CPAs in 1996. Additionally, Mr. Hernandez provided accounting and consulting services for Conrad Industries as the outside Certified Public Accountant from 1993 until 1997. From 1982 to 1983, Mr. Hernandez served as Assistant Controller for Oceaneering International, a publicly traded diving company. Mr. Hernandez was employed by the international accounting firm Deloitte Haskins & Sells (now Deloitte & Touche LLP) from 1979 to 1982.

Louis J. Michot, Jr. has been a director of Conrad Industries since the consummation of the initial public offering in June 1998. Mr. Michot is the General Manager of Michot Family, L.L.C., a family-owned holding company which deals principally in real estate sales, development and rentals. From 1952 to 1991, Mr. Michot served as its President and CEO, during which time he developed a chain of 45 fast food restaurants in Louisiana, Mississippi and Texas and became actively engaged in other business ventures. Mr. Michot was one of the organizers of the Bank of Lafayette and served on its Board of Directors from 1975 to 1980. He served in the Louisiana Legislature from 1960 to 1964, on the State Board of Education from 1968 to 1972 and as the State Superintendent of Education from 1972 to 1976. Mr. Michot’s wife is a first cousin of J. Parker Conrad.

Richard J. Shopf has been a director of Conrad Industries since April 2004. Mr. Shopf serves as the Chairman of RPM Management Company, a company that manages restaurants, and as Founder and Director of Southwest Business Associates, Inc., a business consulting firm. From 1999 to February 2004, Mr. Shopf served as the Chairman, Senior Vice President and Chief Restructuring Officer of Babcock & Wilcox, a McDermott Company, and currently serves as a director of Babcock & Wilcox. He has also held executive positions with Pioneer Americas, Inc., Rice Capital Corporation/First Texas Merchant Banking Group, Halter Marine, Inc., Republic Drilling and Service, Inc., and Newpark Resources, Inc. Mr. Shopf also serves as a member of the board of directors of Torch Offshore, Inc. and two private companies. Mr. Shopf has an MBA from Harvard University and a Bachelor of Science in mechanical engineering from the Massachusetts Institute of Technology.

Ogden U. Thomas, Jr. has been a director of Conrad Industries since April 2004. Mr. Thomas serves as the Managing Director of Cross Group, Inc., a privately held group of companies servicing the oil and gas, marine services, offshore construction and deepwater services industries. From 1988 to 2003, Mr. Thomas served as the President of the ENSCO Marine Company Division of ENSCO International, a leading offshore drilling contractor. Prior to that time, Mr. Thomas served in various management positions with Seahorse, Inc., a world-wide operator of offshore supply and anchor handling vessels and a subsidiary of Texas Eastern Corporation, and as President of the Drilling Services Division of Texas Eastern Corporation.

DIRECTORS’ MEETINGS AND COMPENSATION

During 2003, our Board of Directors met nine times and took certain additional actions by unanimous written consent in lieu of meetings. During 2003, each of our directors attended at least 75 percent of the aggregate number of meetings of our Board of Directors and committees of our Board on which he served.

Our directors who are employees do not receive any compensation for service on our Board of Directors or any committee. Our directors are, however, reimbursed for expenses incurred in connection with attending each Board and committee meeting. Directors who are not our employees receive a fee of $12,000 annually, $1,000 for attendance at each Board of Directors meeting and $500 for each committee meeting attended. Under the 2002 Stock Plan, each non-employee director receives (1) a grant of options to purchase 1,000 shares of our common stock upon his initial election to our Board and (2) an annual grant of options to purchase 1,000 shares of our common stock, in each case at the closing price of our common stock on The Nasdaq Stock Market on the date of grant.

BOARD COMMITTEES AND THEIR FUNCTIONS

Our Board of Directors has an Audit Committee, a Compensation Committee, and a Nominating and Governance Committee. All members of the Committees are independent, as independence is defined in the listing standards of The Nasdaq Stock Market.

The Audit Committee’s functions are described below under the heading “Report of the Audit Committee” and in its charter, which is attached to this proxy statement as Exhibit A. Messrs. Shopf (Chairperson), Harris, Michot, Jr., Roberson, Jr. and Thomas, Jr. are the current members of the Audit Committee. The Audit Committee met five times during 2003.

The Compensation Committee’s functions are described below under the heading “Report of the Compensation Committee.” Messrs. Harris (Chairperson), Michot, Jr., Roberson, Jr., Shopf and Thomas, Jr. are the current members of the Compensation Committee. The Compensation Committee met two times during 2003.

The Nominating and Governance Committee’s functions are described in its charter, which is attached to this proxy statement as Exhibit B. Messrs. Michot, Jr. (Chairperson), Harris, Roberson, Jr., Shopf and Thomas, Jr. are the current members of the Nominating and Governance Committee. The Nominating and Governance Committee was formed in December 2003 and did not meet during 2003.

The Nominating and Governance Committee will consider director candidates recommended by stockholders who follow the procedures described below under “Stockholder Proposals and Director Nominations for the 2005 Annual Meeting—Director Nominations.” Although the Committee has not established specific minimum qualifications for a position on our Board of Directors, it believes that candidates should have a strong educational background, a record of outstanding business or professional achievement and an impeccable reputation for integrity. The Committee also believes that the experience and skills of our Board members should be complementary, such that our Board as a whole has a broad range of experiences.

To identify potential director candidates, the Committee will primarily seek suggestions from current Board members and their contacts. The Committee will also accept suggestions from stockholders who follow the nomination procedures described elsewhere in this proxy statement and may seek the assistance of a professional search firm from time to time in the future. The Committee will gather such additional information on suggested candidates as it deems relevant, consider which candidates it wishes to pursue further based on the criteria described above, interview the remaining candidates, deliberate, and then decide which candidate or candidates to recommend to our Board of Directors. The Committee will evaluate candidates suggested by stockholders in the same manner as candidates from all other sources.

REPORT OF THE AUDIT COMMITTEE

Our Audit Committee is composed of five directors and operates under a written charter adopted by our Board of Directors. In December 2003, our Board of Directors approved a revised charter, a copy of which is attached to this proxy statement as Exhibit A. Under the revised charter, the Audit Committee assists the Board in fulfilling the Board’s responsibility for oversight of the quality and integrity of our accounting, auditing, disclosure controls and procedures, internal control over financial reporting and financial reporting practices. Management has the primary responsibility for these matters. The Audit Committee is responsible for, among other things:

•	the appointment, compensation, retention and oversight of the work of any registered public accounting firm performing audit, review or other attest services for us;

•	the pre-approval of all audit services and permitted non-audit services (including the fees and terms thereof) to be performed for us by the independent auditors;

•	the establishment and oversight of procedures for (1) the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and (2) the confidential anonymous submission by our employees of concerns regarding questionable accounting or auditing matters; and

•	the approval of all related party transactions and the review of all such transactions on an ongoing basis for potential conflict of interest situations.

The members of the Audit Committee are Michael J. Harris, Louis J. Michot, Jr., Richard E. Roberson, Jr., Richard J. Shopf, and Ogden U. Thomas, Jr. Messrs Shopf and Thomas joined the committee in April 2004, subsequent to the discussions, reviews and meetings described in this report. Mr. Roberson’s term as a director will end at the 2004 Annual Meeting. Thomas M. Kitchen was a member of the Audit Committee until his resignation from the Board in April 2004. All members of the Audit Committee are independent, as independence for audit committee members is defined in the listing standards of The Nasdaq Stock Market. Of the continuing directors, the Board has determined that Michael J. Harris, Richard J. Shopf and Ogden U. Thomas, Jr. are audit committee financial experts as defined by Securities and Exchange Commission (the “SEC”) rules.

In this context, the Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Audit Committee that our audited consolidated financial statements were prepared in accordance with generally accepted accounting principles and fairly present, in all material respects, our financial condition, results of operations and cash flows as of and for the periods presented in the financial statements. The Audit Committee has reviewed and discussed the audited consolidated financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended by Statement on Auditing Standards No. 90.

In addition, the Audit Committee has discussed with the independent auditors the auditors’ independence from the Company and our management, including the matters in the written disclosures provided by the independent auditors to the Audit Committee as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The independent auditors have represented to us that they are independent under applicable rules of the SEC. The Audit Committee has also confirmed with the independent auditors that they are registered with the Public Company Accounting Oversight Board and that their registration is in good standing.

The Audit Committee has discussed with the independent auditors the overall scope and plans for the audit. The Audit Committee has met with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of our disclosure controls and procedures and internal control over financial reporting, and the overall quality of our financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to our Board, and our Board has approved, that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2003, for filing with the Securities and Exchange Commission.

In accordance with the requirements of its revised charter, the Audit Committee has selected Deloitte & Touche LLP as our independent auditors for fiscal year 2004.

Audit Fees: Aggregate fees and expenses billed to us by our independent auditors, Deloitte & Touche LLP, for professional services rendered for the audit of our annual financial statements and for the reviews of the financial statements included in our Forms 10-Q for the fiscal years ended December 31, 2003 and December 31, 2002 were $168,100 and $127,700, respectively.

Audit-Related Fees: Aggregate fees and expenses billed to us by our independent auditors for services related to the annual audit and quarterly reviews of our financial statements for the fiscal years ended December 31, 2003 and December 31, 2002 were $30,440 and $28,960, respectively. Such services for the fiscal year ended December 31, 2003 consisted of (1) an audit of our 401(k) retirement savings plan and (2) consultations regarding accounting and financial reporting matters. Such services for the fiscal year ended December 31, 2002 consisted of (1) an audit of our 401(k) retirement savings plan, (2) consultations regarding accounting matters in connection with proposed acquisitions and (3) consultation regarding other accounting and financial reporting matters.

Tax Fees: Aggregate fees and expenses billed to us by our independent auditors for the preparation of our federal and state tax returns and other tax consulting services for the fiscal years ended December 31, 2003 and December 31, 2002 were $30,125 and $20,250, respectively. Such services for the fiscal year ended December 31, 2003 consisted of (1) preparation of federal and state tax returns, (2) preparation of carryback claims for refunds, (3) preparation of employee benefit plan tax returns and (4) other tax planning consultations. Such services for the fiscal year ended December 31, 2002 consisted of (1) preparation of federal and state tax returns, (2) preparation of employee benefit plan tax returns and (3) other tax planning consultations.

All Other Fees: For the fiscal year ended December 31, 2003, there were no fees or expenses billed to us for professional services other than audit fees, audit-related fees and tax fees. Aggregate fees and expenses billed to us by our independent auditors for other professional services for the fiscal year ended December 31, 2002 were $23,500. Such services consisted of (1) a review of our Form S-8 registration statement related to the adoption of a rights plan and (2) consultations with respect to, and reviews of, proposed executive employment agreements, the tax impact of severance and transition agreements with certain of our executive officers and disclosure of such agreements in our SEC filings. In addition, for the fiscal year ended December 31, 2002, Deloitte Consulting, an affiliate of Deloitte & Touche LLP, billed us $179,795 for financial information systems implementation services.

The Audit Committee has determined that the provision of services covered by the three preceding paragraphs is compatible with maintaining the independent auditors’ independence from Conrad Industries and our management.

Prior to the engagement of the independent auditors to perform any audit or permitted non-audit service, such engagement must have been approved by the Audit Committee. Alternatively, if the proposed engagement relates to a permitted non-audit service, the engagement may be pre-approved by the Chairman of the Audit Committee at the request of our Chief Financial Officer, provided the Chief Financial Officer reports all such preapprovals to the Audit Committee at its next meeting.

Since the May 6, 2003 effective date of the SEC rules stating that an auditor is not independent of an audit client if the services it provides to the client are not pre-approved by the Audit Committee, all services provided by the independent auditors to us were approved in accordance with our pre-approval policy described above.

The foregoing report is given by the following members of the Audit Committee:*

Thomas M. Kitchen *

Michael J. Harris

Louis J. Michot, Jr.

Richard E. Roberson, Jr.

*	Mr. Kitchen resigned from the Board in April 2004. Messrs. Shopf and Thomas, Jr. were appointed to the Audit Committee in April 2004, subsequent to the discussions, reviews and meetings described in the foregoing report.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During fiscal year 2003, Michael J. Harris, Thomas M. Kitchen, Louis Michot, Jr. and Richard E. Roberson, Jr. served on the Compensation Committee. No member served as an officer or employee of Conrad Industries or any of its subsidiaries prior to or while serving on the Compensation Committee. None of our executive officers served during the last fiscal year on the board of directors or on the compensation committee of another entity, one of whose executive officers served on our Board of Directors or on our Compensation or Committee, except that, as discussed earlier in this proxy statement, John P. Conrad, Jr. is the Operating Manager of Summit Management Group, L.L.C. and Cecil A. Hernandez is the President of that entity.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee consists of Michael J. Harris, Louis J. Michot, Jr., Richard E. Roberson, Jr., Richard J. Shopf, and Ogden U. Thomas, Jr., all of whom are independent as defined by the applicable listing standards of The Nasdaq Stock Market. Messrs Shopf and Thomas joined the Committee in April 2004, subsequent to the deliberations described in this report. Mr. Roberson’s term as a director will end at the 2004 Annual Meeting. Thomas M. Kitchen was a member of the Compensation Committee until his resignation from the Board in April 2004. The Compensation Committee is responsible for evaluating the performance of management and recommending to our Board of Directors the compensation of our executive officers. The Committee also administers and grants awards under our stock-based incentive plan. The Committee has furnished the following report on executive compensation for 2003:

Under the supervision of the Compensation Committee, our company has developed a compensation policy which is designated to attract and retain talented executives responsible for our success and to motivate management to enhance long-term stockholder value. The annual compensation package for executive officers primarily consists of:

•	a cash salary which reflects the responsibilities relating to the position and individual performance;

•	a cash bonus program tied to the individual’s and the company’s achievement of certain goals, the payment of which is at the discretion of the Board; and

•	long-term, stock-based incentive awards which strengthen the mutuality of interests between our executive officers and our key employees and our stockholders.

In determining the level and composition of compensation of each of our executive officers, including our Chief Executive Officer, the Committee takes into account various qualitative and quantitative indicators of corporate and individual performance. Although no specific target has been established, the Committee periodically reviews compensation of comparable peer group companies. Consequently, in evaluating the performance of management, including that of our Chief Executive Officer, the Committee takes into consideration such factors as our financial results and operating performance in comparison with those of other companies in the peer group. In addition, the Committee recognizes performance and achievements that are more difficult to quantify, such as the successful supervision of major corporate projects and demonstrated leadership ability.

Base compensation for executive officers, including the Chief Executive Officer, is generally established through negotiation between the Company and the executive officer at the time the executive is hired, and then subsequently adjusted when such officer’s base compensation is subject to review or reconsideration. During 2003, the annual base salaries of J. Parker Conrad and John P. Conrad, Jr. were determined by their employment agreements, as amended, which provided for employment through December 31, 2004 at annual base salaries of $220,500 and $200,000, respectively. The agreements were amended effective September 15, 2003 to reduce the annual base salaries of J. Parker Conrad and John P. Conrad, Jr. to $209,475 and $190,000, respectively, and were further amended effective March 1, 2004 to reduce the annual base salaries of J. Parker Conrad and John P. Conrad, Jr. to $110,000 and $100,000, respectively, and to extend the term of employment for each through December 31, 2005.

In August 2001, we entered into an employment agreement with Kenneth G. Myers, Jr. providing for his employment as President and Chief Executive Officer at an annual base salary of $230,000 for a term extending through December 31, 2004. The agreement was amended effective September 15, 2003 to reduce the base salary to $218,500 and was further amended effective March 1, 2004 to extend the term of employment through December 31, 2005. On April 2, 2004, Mr. Myers resigned as our President, Chief Executive Officer and Director and entered into a Separation Agreement. The Separation Agreement entitles Mr. Myers to $218,500, payable in substantially equal installments over a one-year period, and six months of COBRA continuation coverage payable by us.

In September 2002, we entered into an employment agreement with Lewis J. Derbes, Jr. providing for his employment as Vice President and Chief Financial Officer at an annual base salary of $140,000 for a term extending through December 31, 2004. The agreement was amended effective September 15, 2003 to reduce the base salary to $133,000 and was further amended effective March 1, 2004 to extend the term of employment through December 31, 2005.

When establishing or reviewing base compensation levels for each executive officer, the Compensation Committee, in accordance with its general compensation policy, considers numerous factors, including the responsibilities relating to the position, the qualifications of the executive, the relevant experience the individual brings to the Company, strategic goals for which the executive has responsibility, executive compensation levels of comparable companies, and the annual performance of the individual. No pre-determined weights are given to any one of such factors.

In addition to each executive officer’s base compensation, the Compensation Committee may recommend the award of cash bonuses under an annual incentive plan to chosen executive officers depending on the extent to which performance goals are achieved. For fiscal year 2003, the Compensation Committee recommended, and our Board of Directors determined, not to pay any cash bonuses to executive officers.

All of our employees, including our executive officers, are eligible to receive long-term, stock-based incentive awards under our 2002 Stock Plan as a means of providing a continuing proprietary interest in the Company. Such grants further the mutuality of interest between our employees and our stockholders by providing significant incentives for such employees to achieve and maintain high levels of performance. Our 2002 Stock Plan enhances our ability to attract and retain the services of qualified individuals. Factors considered in determining whether such awards are granted to an executive officer of the Company include:

•	the executive officer’s position in the Company and his performance and responsibilities;

•	the amount of stock options and restricted stock, if any, currently held by the executive officer;

•	the vesting schedules of any such options and restricted stock; and

•	the executive officer’s other compensation.

While the Compensation Committee does not adhere to any firmly established formulas or schedules for the issuance of awards such as options or restricted stock, the Committee will generally tailor the terms of any such grant to achieve its goal of providing a long-term incentive award by establishing a vesting schedule encompassing several years or by tying the vesting dates to particular corporate or personal milestones. In December 2003, in connection with grants of stock options to a number of employees, the Compensation Committee granted to each of Messrs. Myers, Jr. and Derbes, Jr. options to purchase 17,900 shares and 15,900 shares, respectively, of the company’s common stock at the market price on the grant date, vesting over a three-year period. As a result of his resignation on April 2, 2004, Mr. Myers forfeited all options granted during 2003.

Members of the Compensation Committee:*

Michael J. Harris

Thomas M. Kitchen *

Louis J. Michot, Jr.

Richard E. Roberson, Jr.

*	Mr. Kitchen resigned from the Board in April 2004. Messrs. Shopf and Thomas, Jr. were appointed to the Compensation Committee in April 2004, subsequent to the Committee’s deliberations concerning the matters described in the foregoing report.

EXECUTIVE COMPENSATION

Executive Officers

Set forth below is certain information concerning our current executive officers, including the business experience of each during the past five years.

Name	Age	Position with Conrad Industries
J. Parker Conrad	88	Co-Chairman of the Board
John P. Conrad, Jr.	61	President, Chief Executive Officer and Co-Chairman of the Board
Lewis J. Derbes, Jr.	33	Vice President, Chief Financial Officer and Secretary

Information regarding the business experience of Messrs. Conrad and Conrad, Jr. is set forth above under the heading “Proposal: Election of Directors.”

Lewis J. Derbes, Jr. became Vice President and Chief Financial Officer of Conrad Industries in September 2002. Mr. Derbes served as Vice President and Controller of Northrop Grumman’s Avondale Operations from 2000 to 2002. Prior to that time, Mr. Derbes served in various management positions with Avondale starting in 1997. Mr. Derbes was employed by Deloitte & Touche LLP, an international accounting firm, from 1993 to 1997. Mr. Derbes holds a bachelor’s degree in Business Administration and is also a Certified Public Accountant.

Compensation of Executive Officers

Summary Compensation Table

The following table provides summary information concerning compensation paid or accrued during the last three fiscal years to our Chief Executive Officer and to each of our other executive officers (each, a “Named Executive Officer” and, together, the “Named Executive Officers”). For fiscal years 2001, 2002 and 2003, none of the Named Executive Officers received perquisites, the aggregate value of which exceeded the lesser of $50,000 or 10% of the total annual salary and bonus of such Named Executive Officer.

					Long-Term Compensation				All Other Compensation
Name and Principal Position	Annual Compensation				Restricted Stock Awards			Securities Underlying Options (#)
	Year	Salary	Bonus
J. Parker Conrad Co-Chairman of the Board	2003 2002 2001	$216,920 220,500 220,500	$	— 32,800 116,100		— — —		— — —	— — —
John P. Conrad, Jr. President, Chief Executive Officer and Co-Chairman of the Board	2003 2002 2001	197,096 200,000 200,000		— 29,800 105,300		— — —		— — —	— — —
Kenneth G. Myers, Jr. Former President and Chief Executive Officer	2003 2002 2001	225,574 230,000 79,615		— 34,200 41,900	$	— — 32,000	(2)	17,900 1,000 50,000	$2,154 1,801 —	(1) (1)
Lewis J. Derbes, Jr. (3) Vice President, Chief Financial Officer and Secretary	2003 2002	137,854 35,000		— 5,200		— 8,500	(4)	15,900 26,000	1,726 —	(1)

(1)	Represents amounts paid by us under our 401(k) plan.
(2)	Represents 5,000 shares of restricted common stock multiplied by the closing price on the date of grant. Based on the closing price of our common stock on The Nasdaq Stock Market on December 31, 2003, these shares are valued at $14,950. The shares are fully vested.
(3)	Mr. Derbes, Jr. was employed as our Vice President and Chief Financial Officer in September 2002.
(4)	Represents 2,500 shares of restricted common stock multiplied by the closing price on the date of grant. Based on the closing price of our common stock on The Nasdaq Stock Market on December 31, 2003, these shares are valued at $7,475. The shares are fully vested.

Option Grants During 2003

The following table provides information with respect to options granted to the Named Executive Officers during the fiscal year ended December 31, 2003 under our 2002 Stock Plan. All options granted in 2003 will vest in equal one-third increments on the first, second and third anniversaries of the grant date and have a ten-year term. In the event of a change in control of the Company, the options will automatically become fully vested. As a result of his resignation on April 2, 2004, Mr. Myers forfeited all options granted during 2003.

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
	Number of Securities Underlying Options Granted (#)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price per Share	Expiration Date
Name					5%	10%
Kenneth G. Myers, Jr.	17,900	11.9%	$2.76	December 19, 2013	$31,000	$78,750
Lewis J. Derbes, Jr.	15,900	10.6%	2.76	December 19, 2013	27,500	70,000

Fiscal Year-End Option Values

The following table sets forth information regarding (1) the number of shares of common stock underlying unexercised options held by each Named Executive Officer who held stock options as of December 31, 2003 and (2) the value, at December 31, 2003, of exercisable and unexercisable “in the money” stock options held by each Named Executive officer. A stock option is “in the money” as of a particular time if the market price of the company’s common stock at such time exceeds the exercise price of the stock option. All options granted to the Named Executive Officers will vest in equal one-third increments on the first, second and third anniversaries of their respective grant dates and have a ten-year term. In the event of a change in control of the Company, the options will automatically become fully vested. None of the Named Executive Officers exercised stock options during the fiscal year ended December 31, 2003.

2003 Option Values

	Number of Securities Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In-the-Money Options at Fiscal Year End
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Kenneth G. Myers, Jr.	33,668	35,232	$13	$4,144
Lewis J. Derbes, Jr.	8,668	33,232	13	3,684

Equity Compensation Plan Information

The following table provides information about shares that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of December 31, 2003.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options	(b) Weighted-average exercise price of outstanding options	(c) Number of securities remaining available for future issuance under plan (excluding securities reflected in column (a))
Equity compensation plans approved by security holders (1)	355,175	$4.36	399,111	(2)
Equity compensation plans not approved by security holders	—	—	—

(1)	The maximum number of shares that can be issued under our 2002 Stock Plan is the sum of (1) 512,044 shares, plus (2) any shares represented by awards granted under our Amended and Restated 1998 Stock Plan that are forfeited, expire or are cancelled without delivery of shares.

(2)	All of the shares remaining available for future issuance under the 2002 Stock Plan can be issued under the terms of the 2002 Stock Plan (i) upon the exercise of incentive stock options qualified under Section 422 of the Internal Revenue Code of 1986 (as amended) or non-qualified stock options, or (ii) in the form of restricted stock or other stock-based awards.

Stock Plan

The Conrad Industries, Inc. 2002 Stock Plan was adopted by our Board of Directors and approved by our stockholders in May 2002. The 2002 Stock Plan permits the granting of any or all of the following types of awards: stock options, restricted stock, automatic director options and various other stock-based awards. All of our officers and employees, and any consultants, or any affiliate are eligible for participation in all awards under the 2002 Stock Plan other than director options. Under the 2002 Stock Plan, each non-employee director of the Company is entitled to receive (1) a grant of options to purchase 1,000 shares of our common stock upon his initial election to our Board and (2) an annual grant of options to purchase 1,000 shares of our common stock, in each case at the closing price of our common stock on The Nasdaq Stock Market on the date of grant.

The maximum number of shares that can be delivered under the 2002 Stock Plan is the sum of (1) 512,044 shares, plus (2) any shares represented by awards granted under the Conrad Industries, Inc. Amended and Restated 1998 Stock Plan that are forfeited, expire or are cancelled without delivery of shares. As of the date of this proxy statement, options to purchase an aggregate of 192,100 shares of our common stock have been granted under the 2002 Stock Plan, of which 42,334 options have been forfeited and no shares have been cancelled. In addition, 2,500 shares of restricted stock have been granted under the 2002 Stock Plan, of which no shares have been forfeited or cancelled.

The 1998 Stock Plan was adopted by our Board of Directors and approved by our stockholders in March 1998. In May 1999, an amendment to the 1998 Stock Plan was adopted by our Board of Directors and approved by our stockholders. The 1998 Stock Plan, as amended, permitted the granting of any or all of the following types of awards: stock options, restricted stock, automatic director options and various other stock-based awards. All of our officers and employees, and any of our consultants, or any affiliate were eligible for participation in all awards under the 1998 Stock Plan other than director options. Under the 1998 Stock Plan, each non-employee director of the Company was entitled to receive (1) a grant of options to purchase 1,000 shares of our common stock upon his initial election to our Board and (2) an annual grant of options to purchase 1,000 shares of our common stock, in each case at the closing price of our common stock on The Nasdaq Stock Market on the date of grant. As a result of the adoption of the 2002 Stock Plan, no further awards may be made pursuant to the 1998 Stock Plan. As of the date of this proxy statement, options to purchase an aggregate of 151,808 shares of our common stock are outstanding under the 1998 Stock Plan.

The 1998 and 2002 Stock Plans are administered by the Compensation Committee. The Compensation Committee selects the participants who will receive awards, determines the type and terms of awards to be granted and interprets and administers the 1998 and 2002 Stock Plans.

401(k) Plan

We maintain a retirement savings plan in which our eligible employees may elect to participate. The plan is an individual account plan providing for deferred compensation as described in Section 401(k) of the Internal Revenue Code of 1986, as amended, and is subject to, and intended to comply with, the Employee Retirement Income Security Act of 1974. Each eligible employee is permitted to defer receipt of up to 15% of his annual salary up to the applicable statutory maximum prescribed in the Code. We may, in our discretion, match employee deferrals in cash. We currently have elected to match $0.25 for each $1.00 of employee deferral. The amounts held under the 401(k) Plan are invested among various investment funds maintained under the 401(k) Plan in accordance with the directions of each participant. Salary deferral contributions under the 401(k) Plan are 100% vested. Matching contributions vest at 20% per year commencing with the second year of service. Participants or their beneficiaries are entitled to payment of vested benefits upon termination of employment. We made contributions of approximately $100,865 under the 401(k) plan in 2003.

Annual Incentive Plan

We have established an annual incentive plan under which our key employees may be awarded cash bonuses based upon the achievement of certain performance goals. The payment of any bonuses is at the discretion of the Board.

Agreements with Directors and Executive Officers

In 1998, we entered into employment and non-competition agreements with Messrs. Conrad and Conrad, Jr. In addition, we entered into an employment and non-competition agreement with Mr. Derbes, Jr. in September 2002 providing for his employment as our Vice President and Chief Financial Officer. The following discussion describes the terms of the amended employment agreements of Messrs. Conrad, Conrad, Jr., and Derbes, Jr. as currently in effect.

The agreements provide that the company will pay base salaries of $110,000 to Mr. Conrad, $100,000 to Mr. Conrad, Jr., and $133,000 to Mr. Derbes, Jr. The agreements with Messrs. Conrad, Conrad, Jr. and Derbes, Jr. each provide for employment through December 31, 2005 and for annual extensions thereafter, subject to the parties’ mutual agreement.

Pursuant to his agreement, Mr. Derbes, Jr. was granted 2,500 restricted shares of our common stock, which vested on the first anniversary of his employment with the company, and options to purchase 25,000 shares of our common stock, which will vest in three equal installments on the first, second, and third anniversaries of his employment with us. In addition, the agreement entitles Mr. Derbes, Jr. to a monthly automobile allowance of $525, automobile insurance, and reimbursement for fuel and maintenance expenses.

The agreements also provide that each executive will be reimbursed for out-of-pocket business expenses and that each executive is eligible to participate in all benefit plans and programs as are maintained from time to time by us.

The agreements prohibit the executives from competing with us during the term of their employment and for a period of two years, in the case of Messrs. Conrad and Conrad, Jr. and one year, in the case of Mr. Derbes, Jr., after the termination of their employment. The agreements also prohibit the executives from disclosing our confidential information and trade secrets.

Each agreement is terminable by us for “cause” upon ten days’ written notice to the executive, and without “cause” by us upon the approval of a majority of our Board of Directors. Each agreement may also be terminated by the executive for “good reason” and, in the case of Messrs. Conrad and Conrad, Jr., may be terminated by the executive for any reason upon 30 days written notice to us.

In the event the employment of Mr. Conrad or Conrad, Jr. is terminated by us without “cause” or is terminated by Mr. Conrad or Conrad, Jr. for “good reason,” Mr. Conrad or Conrad, Jr. (as the case may be) will be entitled to receive his base salary for one year at the rate then in effect, payable in monthly installments during the twelve months following the date of termination. In addition, the time period during which Mr. Conrad or Conrad, Jr. (as the case may be) will be restricted from competing with us will be shortened from two years to one year. In the event the employment of Mr. Derbes, Jr. is terminated by us without “cause” or is terminated by Mr. Derbes, Jr. for “good reason,” Mr. Derbes, Jr. will be entitled to receive a payment equal to his base salary for one year at the rate then in effect, if the remaining term of his agreement is one year or less, or his base salary for two years at the rate then in effect, if the remaining term of his agreement is greater than one year, payable in monthly installments during the twelve months following the date of termination.

The agreements also provide that if, within two years following a change in control of the Company, the executive’s employment is terminated by us other than for “cause” or by the executive for “good reason,” or the executive is terminated by us within six months before a change in control at the request of the acquiror in anticipation of the change in control, the executive will be entitled to receive a lump sum severance amount equal to (1) in the case of Messrs. Conrad and Conrad, Jr., three years’ base salary at the rate then in effect; and (2) in the case of Mr. Derbes, Jr. three times the sum of (a) his base salary at the rate then in effect plus (b) the last bonus received during the preceding twelve months. In addition, the provisions that restrict the executive’s competition with us will no longer apply and, if any payment to an executive is deemed to be subject to the 20% excise tax on excess parachute payments, such executive will be made “whole” on a net after-tax basis.

A “change in control” is generally defined to occur upon (1) the acquisition by any person (other than the Company, a benefit plan of the Company, or a member of the Conrad family) of 30% or more of our total voting power; (2) the consummation of a merger, recapitalization, reorganization, consolidation or sale of substantially all of our assets; (3) the approval by our stockholders of a liquidation or dissolution of the Company; or (4) a change in a majority of the members of our Board of Directors. Moreover, a “parachute payment” is generally defined as any payment made by us in the nature of compensation that is contingent on a change in control of the Company and includes the present value of the accelerations of vesting and the payment of options and other deferred compensation amounts upon a change in control. If the aggregate present value of the parachute payments to certain individuals, including executives, equals or exceeds three times that individual’s “base amount” (generally, the individual’s average annual compensation from the company for the five calendar years ending before the date of the change in control), then all parachute payment amounts in excess of the base amount are “excess” parachute payments. An individual will be subject to a 20% excise tax on excess parachute amounts and we will not be entitled to a tax deduction for such payments.

We also have an employment agreement with our former President and Chief Executive Officer Kenneth G. (“Jerry”) Myers, Jr., which is substantially similar to Mr. Derbes’ agreement, except as to salary. Mr. Myers entered into a separation agreement with us upon his resignation in April 2004. For additional information about Mr. Myers’ employment and separation agreements, see “Report of the Compensation Committee.” Several provisions of the employment agreement continue in effect, including the noncompetition and confidentiality provisions.

We have also entered into indemnity agreements with all of our directors and executive officers requiring us to indemnify and advance expenses to them in connection with their service to our company to the fullest extent permitted by law. The agreements also require us to maintain directors’ and officers’ liability insurance, unless it is not reasonably available or, in the reasonable business judgment of our directors, there is insufficient benefit to us from the insurance.

PERFORMANCE GRAPH

The following performance graph compares the cumulative total stockholder return on our common stock to the cumulative total return of the S & P Smallcap 600 Index and to a peer group stock index consisting of publicly-traded companies in the shipbuilding and marine construction industries with market capitalizations similar to that of Conrad Industries. The companies that comprise the peer group index are Todd Shipyards Corporation, Gulf Island Fabrication, Inc., and UNIFAB International, Inc. The graph covers the period from December 31, 1998 to December 31, 2003. The graph assumes that $100 was invested in our common stock and in each index on December 31, 1998, and that all dividends were reinvested.

COMPARISON OF CUMULATIVE TOTAL RETURN

AMONG CONRAD INDUSTRIES, INC., THE S & P SMALLCAP 600 INDEX,

AND A PEER GROUP

	Cumulative Total Return
	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03
CONRAD INDUSTRIES, INC.	$100.00	$83.20	$147.20	$131.84	$64.51	$76.54
S & P SMALLCAP 600	100.00	112.40	125.67	133.89	114.30	158.63
PEER GROUP	100.00	119.21	180.91	121.94	160.09	181.52

TRANSACTIONS WITH CERTAIN AFFILIATES

During 2003, we purchased in the ordinary course of business certain components from Johnny’s Propeller Shop, Inc. in the aggregate amount of approximately $231,000. Johnny’s Propeller Shop is a wholly-owned subsidiary of Summit Management Group, L.L.C. Summit Management Group is owned by John P. Conrad, Jr., our President, Chief Executive Officer and Co-Chairman of the Board, and members of his immediate family. Mr. Conrad is currently the Operating Manager of Summit Management Group, and Cecil A. Hernandez, one of our directors, is the President of Summit Management Group. We believe that such transactions were made on a competitive basis at market prices.

In addition, Daniel Conrad, the son of John P. Conrad, Jr., is one of our employees and was paid aggregate compensation of $97,931 during 2003.

STOCK OWNERSHIP BY CONRAD INDUSTRIES’ LARGEST STOCKHOLDERS AND MANAGEMENT

The following table presents certain information, as of April 29, 2004, regarding the beneficial ownership of our common stock (which includes shares that may be acquired upon the exercise of stock options vesting within 60 days) by:

•	each person who is known by us to beneficially own more than five percent of our outstanding shares of common stock;

•	each of our directors;

•	the Named Executive Officers; and

•	all of our current directors and executive officers as a group

Except as described below, each of the persons listed in the table has sole voting and investment power with respect to the shares listed.

Beneficial Owner	Number of Shares	Stock Options	% of Total Outstanding (including options)
Cannell Capital LLC(1)	803,998	—	11.1%
J. Parker Conrad(2)	1,138,762	—	15.7%
John P. Conrad, Jr.(3)	1,069,071	—	14.8%
Katherine C. Court(4)	1,563,478	—	21.6%
Lewis J. Derbes, Jr.	2,500	8,668	*
Michael J. Harris(5)	13,000	7,000	*
Cecil A. Hernandez	123,968	2,000	1.7%
Louis J. Michot, Jr.(6)	1,533	7,000	*
Richard E. Roberson, Jr.	3,000	7,000	*
Richard J. Shopf	—	2,000	*
Ogden U. Thomas, Jr.	—	2,000	*
All directors and executive officers as a group(7) (9 persons)	2,256,339	35,668	31.5%

*	Less than one percent.
(1)	Based on a Schedule 13G dated February 13, 2004 filed with the Securities and Exchange Commission. According to the Schedule 13G, Cannell Capital LLC shares voting and investment power with respect to all shares shown. The address of Cannell Capital LLC is 150 California Street, Fifth Floor, San Francisco, California, 94111.
(2)	Includes 95,495 shares held by The Conrad Family Foundation, of which Messrs. Conrad and Conrad, Jr. act as co-trustees.
(3)	Includes 374,216 shares held by The John P. Conrad, Jr. Trust for which Mr. Conrad, Jr. exercises sole voting and investment control as Trustee for the trust. Also includes 95,495 shares held by The Conrad Family Foundation, of which Messrs. Conrad and Conrad, Jr. act as co-trustees.
(4)	Includes 459,161 shares held by The Katherine C. Court Trust and 275,497 shares held by The James P. Court Trust. Ms. Court exercises sole voting and investment control over these shares as Trustee for each of these trusts. The address of Ms. Court is 1501 Front Street, Morgan City, Louisiana, 70381.
(5)	Includes 2,000 shares beneficially owned by Mr. Harris’ daughters.
(6)	Includes shares held by Michot Family, L.L.C. Mr. Michot is the General Manager of Michot Family, L.L.C.
(7)	Excludes shares beneficially owned by Katherine C. Court, who is the daughter of Mr. Conrad and the sister of Mr. Conrad, Jr.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and officers, and persons who own more than 10% of our common stock, to file initial reports of ownership and reports of changes in ownership (Forms 3, 4, and 5) of common stock with the SEC and The Nasdaq Stock Market. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all such forms that they file.

To our knowledge, based solely on our review of the copies of such reports received by us, we believe that all Section 16(a) filing requirements applicable to our officers, directors and 10% stockholders relating to the fiscal year ended December 31, 2003 were complied with in a timely manner.

During fiscal year 2003, we learned of the following late Form 4 filings relating to prior fiscal years:

•	Each of Messrs. Harris, Michot and Roberson inadvertently failed to timely file Forms 4 to report automatic grants of stock options under the company’s stock incentive plans received in May 1999, May 2000, May 2001 and May 2002. These transactions were reported late on Forms 4 dated May 2003;

•	Mr. Roberson inadvertently failed to timely file a Form 4 to report a purchase of common stock in August 1998. This transaction was reported late on a Form 4 dated October 1998;

•	Mr. Hernandez inadvertently failed to timely file a Form 4 to report a disposition of common stock in August 1998. This transaction was reported late on a Form 4 dated January 1999; and

•	Ms. Court inadvertently failed to timely file Forms 4 to report (i) five sales of common stock in March 2000, (ii) two sales of common stock in April 2000 and (iii) three sales of common stock in May 2000. These transactions were reported on Forms 4 dated April 2000, May 2000 and June 2000, respectively, and filed within 3 days of their respective due dates. Ms. Court also inadvertently failed to timely file a Form 4 to report six sales of common stock in February 2000. These transactions were reported late on a Form 4 dated March 2000. In addition, Ms. Court inadvertently failed to timely file a Form 4 to report two sales of common stock in June 1999. These transactions were reported late on a Form 4 dated October 2003.

INDEPENDENT AUDITORS

The Audit Committee has selected Deloitte & Touche LLP as our independent auditors for fiscal year 2004. Representatives of Deloitte & Touche LLP will be present at the Annual Meeting and will have an opportunity to make a statement, if they desire to do so. They will also be available to respond to appropriate questions from stockholders attending the Annual Meeting.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR THE 2005 ANNUAL MEETING

Stockholder Proposals

Under our bylaws, if you wish to bring any matter (other than stockholder nominations of director candidates, the procedures for which are summarized below) before the 2005 Annual Meeting, you must notify our Secretary in writing between 60 and 90 days prior to the first anniversary of the 2004 Annual Meeting. However, if the date of the 2005 Annual Meeting of Stockholders is changed by more than 30 calendar days from the date contemplated at the time of this proxy statement, the notice must be received by us at least 45 days prior to the date we intend to distribute the proxy statement with respect to such meeting. We plan to hold our 2005 Annual Meeting on May 26, 2005.

Notices regarding each matter must include:

•	a brief description of the business to be brought before the Annual Meeting and the reasons for conducting the business at the Annual Meeting;

•	the name and address of record of the stockholder proposing the business;

•	the class and number of shares of our stock that are beneficially owned by the stockholder; and

•	any material interest of the stockholder in such business.

If you do not provide the proper notice by April 11, 2005, or if you provide such notice before March 12, 2005, the chairman of the meeting may exclude the matter and, thus, it will not be acted upon at the meeting. If the chairman does not exclude the matter, the proxies may vote in the manner they believe appropriate, as the SEC’s rules allow. Stockholders should refer to our bylaws for a more complete description of the requirements for stockholder proposals.

For a stockholder proposal to be considered for inclusion in the proxy statement for the 2005 Annual Meeting, the proposal must be received by our Secretary no later than January 10, 2005. A proposal that does not supply adequate information about the proposal will be disregarded.

Director Nominations

Our Board of Directors is open to suggestions from stockholders on candidates for election to our Board. Any of our stockholders may suggest a nominee by sending the following information to the Board’s Nominating and Governance Committee: (1) your name, mailing address and telephone number, (2) the suggested nominee’s name, mailing address and telephone number, (3) a statement whether the suggested nominee knows that his or her name is being suggested by you, and whether he or she has consented to being suggested and is willing to serve, (4) the suggested nominee’s resume or other description of his or her background and experience and (5) your reasons for suggesting that the individual be considered. The information should be sent to the Committee addressed as follows: Chairman, Nominating and Governance Committee, Conrad Industries, Inc., P.O. Box 790, 1100 Brashear Avenue, Suite 200, Morgan City, Louisiana 70381-0790.

If you do not wish to follow the foregoing procedure, but wish instead to nominate one or more persons for election to the Board of Directors at the 2005 Annual Meeting, you must notify our Secretary in writing between 60 and 90 days prior to the first anniversary of the 2004 Annual Meeting. However, if the date of the 2005 Annual Meeting of Stockholders is changed by more than 30 calendar days from the date contemplated at the time of this proxy statement (May 26, 2005), the notice must be received by us at least 45 days prior to the date we intend to distribute the proxy statement with respect to such meeting. If you do not provide the proper notice by April 11, 2005, or if you provide such notice before March 12, 2005, the chairman of the meeting may disregard your nomination and, thus, your nominee will not be eligible for election as a director. Stockholders should refer to our bylaws for a more complete description of the requirements for director nominations.

POLICIES REGARDING DIRECTOR ATTENDANCE AT ANNUAL MEETINGS AND COMMUNICATIONS WITH DIRECTORS

It is the policy of our Board of Directors that directors are encouraged to attend all meetings of our stockholders. All of our directors attended our 2003 Annual Meeting of Stockholders.

Our Board of Directors has also adopted a process by which stockholders may communicate with our directors. Any stockholder wishing to do so may write to the Board or any of our directors at our corporate offices, P.O. Box 790, 1100 Brashear Avenue, Suite 200, Morgan City, Louisiana 70381-0790, or by writing care of our outside counsel, Ms. Dionne M. Rousseau at the following address: Board of Directors of Conrad Industries, Inc., c/o Ms. Dionne M. Rousseau, Outside Counsel, Jones, Walker, Waechter, Poitevent, Carrère & Denègre, L.L.P., 201 St. Charles Avenue, Suite 5100, New Orleans, Louisiana 70170-5100. All such stockholder communications will be delivered to our Board’s Nominating and Governance Committee. The Committee will review and consider all written communications from stockholders, and recommend appropriate responses thereto to our Board.

DISCRETIONARY VOTING OF PROXIES ON OTHER MATTERS

Our management does not currently intend to bring any proposals before the 2004 Annual Meeting other than the election of directors described in this proxy statement. If new proposals requiring a vote of our stockholders are brought before the meeting in a proper manner, the persons named in the accompanying proxy card intend to vote the shares represented by them in accordance with their best judgment.

2003 FORM 10-K

A copy of our Annual Report on Form 10-K, including the financial statements and any financial statement schedules and the list of exhibits, but excluding the exhibits themselves, accompanies this proxy statement. We will furnish any exhibit to any person solicited in connection with this proxy statement upon payment of a reasonable fee equal to our expenses in furnishing the exhibit. Exhibits may be obtained by written request to Lewis J. Derbes, Jr., Vice President, Chief Financial Officer and Secretary, Conrad Industries, Inc., P.O. Box 790, 1100 Brashear Avenue, Suite 200, Morgan City, Louisiana 70381-0790.

By Order of the Board of Directors

/s/ Lewis J. Derbes, Jr.

Lewis J. Derbes, Jr. Secretary

May 10, 2004

Morgan City, Louisiana

EXHIBIT A

CONRAD INDUSTRIES, INC.

AUDIT COMMITTEE CHARTER

December 2003

This Audit Committee Charter has been adopted by the Board of Directors of Conrad Industries, Inc. (the “Company”). The Audit Committee (the “Committee”) shall review and reassess this charter annually and recommend any proposed changes to the Board for approval.

COMPOSITION AND INDEPENDENCE

The Committee shall be appointed by the Board and shall consist of a minimum of three directors. All Committee members shall be independent under the rules of the Securities and Exchange Commission and the Nasdaq Stock Market. The members shall also meet Nasdaq’s financial literacy requirement and at least one member will be financially sophisticated as defined by Nasdaq. The Board’s goal is that the Committee have at least one “audit committee financial expert,” as defined by the Securities and Exchange Commission. No member of the Committee shall have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the three years prior to becoming a member of the Committee.

One member of the Committee shall be appointed by the Board as chair. The chair shall be responsible for leadership of the Committee, including scheduling and presiding over meetings, preparing agendas, and making regular reports to the Board. The Committee may not designate subcommittees except with the prior approval of the Board.

If a member ceases to be independent under the SEC or Nasdaq rules for reasons outside the member’s reasonable control, the member may remain as a member of the Committee until the earlier of the Company’s next annual stockholders’ meeting or one year from the occurrence of the event that caused the member to be no longer independent. If the Company relies on this paragraph, the Company shall give notice to Nasdaq immediately upon learning of the circumstances giving rise to such reliance.

RESPONSIBILITIES

The Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, disclosure controls and procedures, internal control over financial reporting and financial reporting practices of the Company. Management is responsible for the preparation of the Company’s financial statements and the independent auditor is responsible for auditing those financial statements. The Committee and the Board recognize that management and the independent auditor have more resources and time, and more detailed knowledge and information regarding the Company’s accounting, auditing, disclosure controls and procedures, internal control over financial reporting and financial reporting practices than the Committee does. Accordingly the Committee’s role does not provide any guarantees as to the financial statements and other financial information provided by the Company to its stockholders and others.

The Committee shall have the authority and responsibilities set forth below. The Committee shall report its actions to the Board of Directors at its next meeting. Except as otherwise expressly provided, the Committee shall have the sole authority with respect to the responsibilities delegated below, and further action by the Company’s Board of Directors shall not be required in order for the act of the Committee to constitute the act of the Company.

•	The Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company (including resolution of disagreements between management and the auditor regarding financial reporting), and each such registered public accounting firm shall report directly to the Committee.

•	The Committee shall pre-approve all audit services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by the independent auditor, pursuant to policies and procedures adopted by the Committee in accordance with applicable legal requirements. The Committee may delegate such responsibility (other than with respect to the audit of the Company’s annual financial statements) to one or more members, provided that decisions made pursuant to such delegated authority shall be presented to the Committee at its next meeting.

•	The Committee shall obtain at least annually from the independent auditor a formal written statement describing all relationships between the auditor and the Company, consistent with Independence Standards Board Standard Number 1 or any successor standard. The Committee shall actively engage in a dialogue with the independent auditor with respect to any relationships that may impact the objectivity and independence of the auditor and shall take appropriate actions to oversee and satisfy itself as to the auditor’s independence.

•	The Committee shall confirm annually with the independent auditor that it is registered with the Public Company Accounting Oversight Board and that its registration is in good standing.

•	The Committee shall review the Company’s audited financial statements and discuss them with management and the independent auditor. These discussions shall include the matters required to be discussed under Statement of Auditing Standards No. 61 (or any successor standard) and consideration of the quality of the Company’s accounting principles as applied in its financial reporting, including a review of particularly sensitive accounting estimates, reserves and accruals, judgmental areas, audit adjustments (whether or not recorded), and other such inquiries as the Committee or the independent auditor shall deem appropriate. Based on such review, the Committee shall make its recommendation to the Board as to the inclusion of the Company’s audited financial statements in the Company’s Annual Report on form 10-K (or the Annual Report to Stockholders, if distributed prior to the filing of the Form 10-K).

•	The Committee shall issue annually a report to be included in the Company’s proxy statement as required by the rules of the Securities and Exchange Commission.

•	The Committee shall discuss with a representative of management and the independent auditor: (1) the interim financial information contained in the Company’s Quarterly Report on Form 10-Q prior to its filing, (2) the earnings announcement prior to its release (if practicable), and (3) the results of the review of such information by the independent auditor. (These discussions may be held with the Committee as a whole or with the Committee chair in person or by telephone.)

•	The Committee shall discuss with management and the independent auditor the quality and adequacy of and compliance with the Company’s disclosure controls and procedures and internal control over financial reporting.

•	The Committee shall discuss with management and/or the Company’s counsel any legal matters (including the status of pending litigation) that may have a material impact on the Company’s financial statements, and any material reports or inquiries from regulatory or governmental agencies.

•	The Committee shall establish and oversee the implementation of procedures for (1) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (2) the confidential anonymous submission by the Company’s employees of concerns regarding questionable accounting or auditing matters.

•	The Committee shall perform such responsibilities as may be delegated to it pursuant to the Company’s Code of Ethics. The Committee shall have the sole authority to grant waivers of such Code to a director or executive officer.

•	The Committee shall conduct an appropriate review of all related party transactions for potential conflict of interest situations on an ongoing basis and all such transactions must be approved by the Committee. For this purpose, “related party transaction” shall refer to those transactions required to be disclosed pursuant to SEC Regulation S-K, Item 404.

•	The Committee shall maintain free and open communication with the independent auditor and Company management.

•	In discharging its oversight role, the Committee is empowered to investigate any matter relating to the Company’s accounting, auditing, disclosure controls and procedures, internal control over financial reporting or financial reporting practices brought to its attention, with full access to all Company books, records, facilities and personnel.

•	The Committee shall perform such other duties as may be assigned to it from time to time by the Board.

ADVISORS AND FUNDING

The Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal counsel, accountants or other advisors.

The Company shall provide for appropriate funding, as determined by the Committee, for payment of (1) compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, (2) compensation to any independent counsel and other advisers employed by the Committee as it determines necessary to carry out its duties, and (3) ordinary administrative expense of the Committee that are necessary or appropriate in carrying out its duties.

MEETINGS

The Committee shall meet at least four times annually or more frequently as circumstances dictate. At least once each year the Committee shall have separate private meetings with the independent auditor and management.

Meetings may be called by the chair of the Committee, or at the request of a majority of the members of the Committee, the President or Co-Chairman of the Board.

EXHIBIT B

CONRAD INDUSTRIES, INC.

NOMINATING AND GOVERNANCE COMMITTEE CHARTER

December 2003

This Nominating and Governance Committee Charter has been adopted by the Board of Directors of Conrad Industries, Inc. (the “Company”). The Nominating and Governance Committee (the “Committee”) shall review and reassess this charter periodically and recommend any proposed changes to the Board for approval.

COMPOSITION AND INDEPENDENCE

The Committee shall be appointed by the Board and will consist of a minimum of three directors. All Committee members will be independent under the rules of the Nasdaq Stock Market. One member of the Committee shall be appointed by the Board as chair. The chair shall be responsible for leadership of the Committee, including scheduling and presiding over meetings, preparing agendas, and making regular reports to the Board. The Committee may not designate subcommittees except with the prior approval of the Board.

RESPONSIBILITIES

The Committee shall have the authority and responsibilities set forth below. The Committee shall report its actions and recommendations to the Board of Directors. All actions and recommendations of the Committee with respect to such responsibilities must be approved by the Board of Directors in order to become effective as acts of the Company.

•	The Committee shall recommend director nominees to the Board. Prior to each annual meeting of stockholders, the Committee shall recommend to the Board a slate of nominees to be presented to the stockholders for election. The Committee shall also recommend to the Board nominees to fill vacancies that may occur on the Board.

•	The Committee shall take into account all qualifications of potential candidates that it deems appropriate, which may include character, mature judgment, educational and business experience, professional and technical skills, diversity, and the extent to which the candidate would support or add to the skills and experience of existing Board members, in terms of for example financial, management or industry experience, or enable the Board to fulfill legal or trading market requirements such as independence.

•	The Committee may establish specific minimum qualifications that must be met by nominees including specific qualities or skills that the Committee believes are necessary for directors to possess.

•	The Committee shall consider director nominees recommended by stockholders who comply with the stockholder nomination procedures established in the Company’s Bylaws and, if it deems appropriate, recommend any additional procedures to be followed by stockholders in submitting recommendations.

•	The Committee shall develop a process for identifying and evaluating nominees for director, including nominees recommended by stockholders.

•	The Committee shall be responsible for recruiting, screening and interviewing potential Board candidates in a manner deemed appropriate by the Committee.

•	The Committee shall evaluate the performance of each incumbent director prior to the end of his or her term in connection with considering whether to nominate him or her for reelection.

•	The Committee shall be responsible for overseeing the Company’s compliance with the legal and trading market requirements for members of the Company’s Board and Board committees.

•	The Committee shall recommend to the Board which directors should serve on and chair each Board committee, considering the relevant educational and business experience of the directors and legal and trading market requirements, among other factors the Committee may deem appropriate.

•	The Committee shall determine, for approval by the full Board, whether at least one member of the Company’s Audit Committee is a “financial expert,” as that term is defined by the Securities and Exchange Commission. If no member of the Audit Committee has the “financial expert” qualifications, the Committee should determine whether it is in the Company’s interest to identify and recruit a candidate having such qualifications.

•	The Committee shall determine, for approval by the full Board, which members of the Board meet the definition of “independence” under the rules of the Securities and Exchange Commission and Nasdaq.

B-1

•	The Committee shall periodically review and make recommendations to the Board regarding appropriate compensation for service on the Company’s Board and Board committees.

•	The Committee shall periodically review and make recommendations to the Board regarding corporate governance matters, which may include as the Committee deems appropriate, board size and number and duties of Board committees among other things.

•	The Committee shall be responsible for receiving, considering and recommending to the full Board appropriate responses to communications from the Company’s stockholders directed to any director, the Board or a Board committee relating to the Company.

•	The Committee shall carry out such other duties and responsibilities as may be assigned to the Committee from time to time by the Board.

COMMUNICATION BY COMPANY STOCKHOLDERS

The Company’s website and proxy statement will provide that any stockholder may communicate with the Company’s directors regarding the Company. Stockholders may communicate with the Company’s directors by writing to any director at the Company’s principal business address or by writing care of the Company’s outside counsel, Ms. Dionne M. Rousseau at the following address: Board of Directors of Conrad Industries, Inc., c/o Ms. Dionne M. Rousseau, Outside Counsel, Jones, Walker, Waechter, Poitevent, Carrère & Denègre, L.L.P., 201 St. Charles Avenue, Suite 5100, New Orleans, Louisiana 70170-5100. All such stockholder communications shall be delivered to the Committee.

ADVISORS

The Committee shall have the power, to the extent it deems necessary or appropriate, to retain independent legal counsel, accountants or other advisors. The Company shall provide appropriate funding, as determined by the Committee, for such advisors.

MEETINGS

The Committee shall meet at least once annually or more frequently as circumstances dictate. Meetings may be called by the chair of the Committee, or at the request of a majority of the members of the Committee, the President or Chairman of the Board.

When deliberating and voting on its recommendations, the Committee shall meet in executive session. If the Committee is discussing matters involving the renomination, performance or qualifications of a member of the Committee, such member shall recuse himself or herself from the discussion.

B-2

ANNUAL MEETING OF STOCKHOLDERS OF

CONRAD INDUSTRIES, INC.

June 10, 2004

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x

PROPOSAL: ELECTION OF DIRECTORS.

FOR ALL NOMINEES

WITHHOLD AUTHORITY FOR ALL NOMINEES

FOR ALL EXCEPT (See instructions below)

NOMINEES:

J. Parker Conrad

John P. Conrad, Jr.

to hold office until the 2007 Annual Meeting of Stockholders and until their successors are elected and qualified.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

ALL SHARES WILL BE VOTED AS DIRECTED HEREIN AND, UNLESS OTHERWISE DIRECTED, WILL BE VOTED “FOR” ALL NOMINEES, AND IN ACCORDANCE WITH THE DISCRETION OF THE PERSON VOTING THE PROXY WITH RESPECT TO ANY OTHER BUSINESS PROPERLY BROUGHT BEFORE THE MEETING.

YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO A VOTE THEREON.

Please check the following box if you plan to attend the 2004 Annual Meeting of Stockholders in person.

Signature of Stockholder

Date:

Signature of Stockholder

Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

CONRAD INDUSTRIES, INC.

2004 ANNUAL MEETING OF STOCKHOLDERS

Solicited by the Board of Directors of Conrad Industries, Inc.

The undersigned hereby appoints John P. Conrad, Jr. and Lewis J. Derbes, Jr., and each of them individually, as proxies, each with power to act without the other and with full power of substitution, to vote all shares of Common Stock of Conrad Industries, Inc. that the undersigned would be entitled to vote if personally present at the 2004 Annual Meeting of Stockholders to be held on June 10, 2004, at 9:00 a.m., local time, at our corporate offices, 1100 Brashear Avenue, Suite 200, Morgan City, Louisiana, or at any adjournment or postponement thereof, on the proposal listed on the reverse side, and, in their discretion, on any other matter that may properly come before the meeting, or any adjournment or postponement thereof, and any matter presented at the meeting which was not known to the Board of Directors a reasonable time before the solicitation of this proxy.

Any executed proxy which does not designate a vote shall be deemed to grant authority for any item not designated.

(Continued and to be signed on the reverse side)